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                                                                   EXHIBIT 23.4
[NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]





                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



        We hereby consent to the inclusion in this registration statement of Apache Corporation on Form S-3 to our Firm's report on proved oil and gas reserve quantities of Aquila Energy Resources Corporation, as of December 31, 1994, and to all references to our Firm's name and report included in this registration statement of Apache Corporation on Form S-3.


                                      NETHERLAND, SEWELL & ASSOCIATES, INC.


                                      By:  /s/  DANNY D. SIMMONS
                                          -------------------------------------
                                                Danny D. Simmons
                                                Senior Vice President

Houston, Texas
August 28, 1995